Exhibit 10.16

CONFIDENTIAL TREATMENT REQUESTED - REDACTED COPY
COMMERCIAL LEASE
1.Basic Provisions (“Basic Provisions”).
1.1Parties. This Commercial Lease (“Lease”), dated for reference purposes only July 5, 2019 is made by and between LCR 1014 EASTPORT PLAZA, LLC, a Delaware limited liability company (“Lessor”) and healthcentral illinois holdings, llc, an Illinois limited liability company (“Lessee”), (collectively the “Parties,” or individually a “Party”).
1.2Premises. That certain real property, including all improvements therein, commonly known as 1014 Eastport Plaza Drive, Collinsville, Illinois (“Premises”). The Premises are located in the County of Madison, and are generally described as APN: 13-2-21-29-03-301-016. (See also Paragraph 2.)
1.3Term. Ten (10) years and zero (0) months (“Original Term”) commencing upon the “Closing” as defined in that certain Purchase and Sale Agreement dated July __, 2019, as amended, by and between Lessor, as Purchaser, and HealthCentral Illinois Holdings, LLC, as Seller (“Commencement Date”) and ending on the last day of the one hundred twentieth (120th) following the Commencement Date (“Expiration Date”). (See also Paragraph 3.)
1.4Base Rent. Eighty Two Thousand Five Hundred Dollars and Zero Cents ($82,500.00) per month (“Base Rent”), payable on the first (1st) day of each month commencing on the Commencement Date. (See also Paragraph 4.)
☒    If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted. See Paragraph 49.
1.5Base Rent and Other Monies Paid Upon Execution:
(a)Base Rent: $82,500.00 for the first month following the Commencement Date.
(b)Security Deposit: $82,500.00 (“Security Deposit”). (See also Paragraph 5)
(c)Total Due Upon Execution of this Lease: $165,000.00.
1.6Agreed Use. A cannabis dispensary, and any other related lawful use (“Agreed Use”). (See also Paragraph 6 and Paragraph 51)
1.7Insuring Party. Lessee is the “Insuring Party” unless otherwise stated herein. (See also Paragraph 8)
1.8Real Estate Brokers. None. (See also Paragraph 57).
1.9Guarantor. The obligations of the Lessee under this Lease are to be guaranteed by Ascend Wellness Holdings, LLC, a Delaware limited liability company (“Guarantor”). (See also Paragraph 35)
2.Premises.
2.1Letting. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be different. NOTE: Lessee is advised to verify the actual size prior to executing this Lease.
2.2Condition. Lessor shall deliver the Premises to Lessee in its AS IS condition. Lessor has made no representations or warranties relative to the condition of the Premises or its fitness for the Agreed Use or to its compliance with Applicable Requirements (as hereinafter defined) and Lessee has had the opportunity to make a full

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

and complete investigation of the Premises and accepts the Premises in their AS IS condition without any obligation on the Lessor’s part to perform any work thereto.
2.3Compliance. Lessee is responsible for determining whether or not the building codes, applicable laws, covenants and restrictions of record, regulations, laws and ordinances and zoning (“Applicable Requirements”), are appropriate for Lessee’s intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Applicable Requirements are hereafter changed so as to require during the term of this Lease the construction of an addition to or an alteration of the Premises, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Premises (“Capital Expenditure”), Lessor and Lessee shall allocate the cost of such work as follows:
(a)Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof.
(b)If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor shall pay for such Capital Expenditure at Lessee’s sole cost and expense, and the Capital Expenditure shall be amortized over a twelve (12) year period from the date when it is incurred and upon the expiration of this Lease, provided that the Lessee is not in default under this Lease, Lessor shall reimburse Lessee for the unamortized portion of such Capital Expenditure.
(c)Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall either: (i) immediately cease such changed use or intensity of use and/or take such other steps as may be necessary to eliminate the requirement for such Capital Expenditure, or (ii) complete such Capital Expenditure at its own expense. Lessee shall not, however, have any right to terminate this Lease.
2.4Acknowledgements. Lessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Lessee’s intended use, (c) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Lessor, (e) the square footage of the Premises was not material to Lessee’s decision to lease the Premises and pay the Rent stated herein, and (f) neither Lessor, nor Lessor’s agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease.
3.Term.
3.1Term. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.
3.2Possession. Lessor shall deliver possession of the Premises to Lessee on the Commencement Date.
4.Rent.
4.1Rent Defined. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent (“Rent”). Any and all other sums of money or charges to be paid by Lessee pursuant to the provisions of this Lease other than Base Rent are hereby designated as and included in the term "Additional Rent." A failure to pay Additional Rent shall be treated in all events as the failure to pay Rent.
4.2Payment. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

which it is due. All monetary amounts shall be rounded to the nearest whole dollar. In the event that any invoice prepared by Lessor is inaccurate such inaccuracy shall not constitute a waiver and Lessee shall be obligated to pay the amount set forth in this Lease. Rent for any period during the term hereof which is for less than one full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor’s rights to the balance of such Rent, regardless of Lessor’s endorsement of any check so stating. In the event that any check, draft, or other instrument of payment given by Lessee to Lessor is dishonored for any reason, Lessee agrees to pay to Lessor the sum of $25 in addition to any Late Charge and Lessor, at its option, may require all future Rent be paid by cashier’s check. Payments will be applied first to accrued late charges and attorney’s fees, second to accrued interest, then to Base Rent, and any remaining amount to any other outstanding charges or costs. All payments hereunder shall be made by check or wire transfer and may not be made in cash.
4.3Operating Costs Payment. Lessee shall pay to Lessor the Operating Costs as set forth in Paragraph 62. Further, Lessee shall during each calendar year pay to Lessor an estimate of the Operating Costs as hereinafter set forth. Beginning on the Commencement Date, Lessee shall pay to Lessor each month on the first day of the month an amount equal to one-twelfth (1/12) of the Operating Costs for the calendar year in question as reasonably estimated by Lessor, with an adjustment to be made between the parties at a later date as hereinafter provided. If the Commencement Date is not the first day of a calendar month, Lessee shall pay a prorated portion of the Operating Costs for such partial month on the Commencement Date. Furthermore, Lessor may from time to time furnish Lessee with notice of a re-estimation of the amount of the Operating Costs and Lessee shall commence paying its re-estimated Operating Costs on the first day of the month following receipt of said notice. As soon as practicable following the end of any calendar year, Lessor shall submit to Lessee a statement setting forth the exact amount of the Operating Costs for the calendar year just completed and the difference, if any, between the actual Operating Costs for the calendar year just completed and the estimated amount of Operating Costs which were paid for such year. Such statement shall also set forth the amount of the estimated Operating Costs reimbursement for the new calendar year computed in accordance with the foregoing provisions. To the extent that the actual Operating Costs for the period covered by such statement is higher than the estimated payments which Lessee previously paid during the calendar year just completed, Lessee shall pay to Lessor the difference within thirty (30) days following receipt of said statement from Lessor. To the extent that the actual Operating Costs for the period covered by the applicable statement is less than the estimated payments which Lessee previously paid during the calendar year just completed, Lessor shall at its option either refund said amount to Lessee within thirty (30) days or credit the difference against Lessee's estimated reimbursement for such Operating Costs for the current year. In addition, with respect to the monthly reimbursement, until Lessee receives such statement, Lessee's monthly reimbursement for the new calendar year shall continue to be paid at the then current rate, but Lessee shall commence payment to Lessor of the monthly installments of reimbursement on the basis of the statement beginning on the first day of the month following the month in which Lessee receives such statement.
5.Security Deposit. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee’s faithful performance of its obligations under this Lease. If Lessee fails to pay Rent and such failure continues beyond all applicable notice and cure periods, or otherwise Defaults is in Breach under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount already due Lessor, for Rents which will be due in the future, and/ or to reimburse or compensate Lessor for any liability, expense, loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of the Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases during the term of this Lease, Lessee shall, upon written request from Lessor, deposit additional monies with Lessor so that the total amount of the Security Deposit shall at all times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor’s reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor’s reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

cause the Security Deposit to be at a commercially reasonable level based on such change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within thirty (30) days after the expiration or termination of this Lease, Lessor shall return that portion of the Security Deposit not used or applied by Lessor together with an itemized statement showing any deductions made by Lessor. Lessor shall upon written request provide Lessee with an accounting showing how that portion of the Security Deposit that was not returned was applied. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease. THE SECURITY DEPOSIT SHALL NOT BE USED BY LESSEE IN LIEU OF PAYMENT OF THE LAST MONTH’S RENT. Any Lender shall not be responsible for the Security Deposit until it has received the same. Lessee waives the provisions of all provisions of law now in force or that become in force after the date of execution of this Lease, that provide that Lessor may claim from a security deposit only those sums reasonably necessary to remedy defaults in the payment of rent, to repair damage caused by Lessee, or to clean the Premises. Lessor and Lessee agree that Lessor may, in addition, claim those sums reasonably necessary to compensate Lessee for any other foreseeable or unforeseeable loss or damage caused by the act or omission of Lessee or Lessor’s officers, agents, employees, independent contractors, or invitees.
6.Use.
6.1Use. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which is reasonably comparable thereto, and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs occupants of or causes damage to neighboring premises or properties. Other than guide, signal and seeing eye dogs, Lessee shall not keep or allow in the Premises any pets, animals, birds, fish, or reptiles. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the premises or the mechanical or electrical systems therein, and/or is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within seven (7) days after such request give written notification of same, which notice shall include an explanation of Lessor’s objections to the change in the Agreed Use.
Lessee shall use commercially reasonable efforts to ensure that patients, customers, employees, agents, and owners of Lessee and Lessee’s dispensary neither loiter, nor use, smoke, vape, dab, consume, in any form or fashion, any marijuana product in the Premises or on any sidewalks, parking areas or walkways serving the same. Since marijuana products may cause odors that migrate off site, Lessee shall have the duty to reasonably mitigate odors.
Lessee agrees that no smoking of any kind shall be permitted by any of Lessee’s employees, agents, customers or invitees in the Premises or on any sidewalks, parking areas or walkways serving the same.
Notwithstanding the foregoing, Lessor acknowledges that the sidewalks, parking areas and walkways referenced in the preceding paragraphs are public areas outside of Lessee’s control and Lessor therefore agrees that Lessee’s responsibility with respect to those spaces shall be limited to making commercially reasonable efforts within the Premises to request that patients, customers, employees, agents, and owners of Lessee refrain from loitering or using/consuming cannabis in any way in these areas.
As soon as reasonably possible after the Commencement Date, Lessee shall open for business at the Premises for the Agreed Use.
6.2Hazardous Substances.
(a)Reportable Uses Require Consent. The term “Hazardous Substance” as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any applicable state or local governmental authority, or (iii) a basis for potential liability of Lessor to any applicable state or local governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Notwithstanding anything to the contrary herein, Hazardous Substance shall not include cannabis/

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

marijuana or products derived therefrom. Except as otherwise provided herein, Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without notice to the express prior written consent of Lessor and timely compliance (at Lessee’s expense) with all Applicable Requirements. “Reportable Use” shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or (iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, ordinary office supplies (copier toner, liquid paper, glue, etc.) and common household cleaning materials, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements) and/or increasing the Security Deposit.
(b)Duty to Inform Lessor. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor (a “Hazardous Substance Condition”), Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.
(c)Lessee Remediation. Lessee shall not cause or permit its employees, agents, contractors or invitees to cause any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee’s expense, comply with all Applicable Requirements and take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or its employees, agents or contractors or any third party.
(d)Lessee Indemnification. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys’ and consultants’ fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any employee, agent, or contractor of Lessee (provided, however, that Lessee shall have no liability under this Lease with respect to (a) any acts or omissions of Lessor or its employees, agents or contractors or (b) underground migration of any Hazardous Substance under the Premises from adjacent properties not caused or contributed to by Lessee). Lessee’s obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. No termination, cancellation or release agreement entered into by Lessor and Lessee shall release Lessee from its obligations under this Lease with respect to Hazardous Substances, unless specifically so agreed by Lessor in writing at the time of such agreement.
(e)Lessor Indemnification. Except as otherwise provided in paragraph 8.7, Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor’s obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.
(f)Investigations and Remediations. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

existence of Hazardous Substances on the Premises prior to Lessee’s occupancy, unless such remediation measure is required as a result of Lessee’s use (including “Alterations”, as defined in Paragraph 7.2(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor’s agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor’s investigative and remedial responsibilities.
(g)Lessor Termination Option. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is responsible therefor as provided in this Lease (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor’s rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor’s option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor’s expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds $[***], give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor’s desire to terminate this Lease as of the date 60 days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within 10 days thereafter, give written notice to Lessor of Lessee’s commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds $[***]. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor’s notice of termination.
6.3Lessee’s Compliance with Applicable Requirements. Except as otherwise provided in this Lease, Lessee shall, at Lessee’s sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements related to Lessee’s business and specific and unique use, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor’s engineers and/or consultants which relate in any manner to the Premises, without regard to whether said Applicable Requirements are now in effect or become effective after the Commencement Date. Lessee shall, within 10 days after receipt of Lessor’s written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee’s compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements. Likewise, Lessee shall immediately give written notice to Lessor of: (i) any water damage to the Premises and any suspected seepage, pooling, dampness or other condition conducive to the production of mold; or (ii) any mustiness or other odors that might indicate the presence of mold in the Premises. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within 10 days of the receipt of a written request therefor. In addition, Lessee shall provide Lessor with copies of its business license, certificate of occupancy and/or any similar document within 10 days of the receipt of a written request therefor.
6.4Inspection; Compliance. Lessor and Lessor’s “Lender” (as defined in Paragraph 28) and consultants and other persons authorized by Lessor shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable notice, for the purpose of inspecting and/or testing the condition of the Premises and/or for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a Hazardous Substance Condition caused by Lessee (see paragraph 9.1) is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority and is caused by Lessee. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspection, so long as such inspection is reasonably related to the violation or contamination. In addition, Lessee shall provide copies of all relevant material safety data sheets (MSDS) to Lessor within ten (10) days of the receipt of a written request therefor. Lessee acknowledges that any failure on its part to allow such inspections or testing will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to allow such inspections and/or testing in a timely fashion the Base Rent shall be automatically

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

increased, without any requirement for notice to Lessee, by an amount equal to [***]% of the then existing Base Rent or $100, whichever is greater for the remainder to the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to allow such inspection and/or testing. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such failure nor prevent the exercise of any of the other rights and remedies granted hereunder.
7.Maintenance; Repairs; Utility Installations; Trade Fixtures and Alterations.
7.1Lessee’s Maintenance Obligations.
(a)In General. Subject to reasonable wear and tear, the provisions of Paragraph 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee’s sole expense, keep the Premises, Utility Installations (intended for Lessee’s exclusive use, no matter where located), and Alterations in good order, condition and repair, which shall include all necessary replacements (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, HVAC equipment, electrical, lighting facilities, boilers, pressure vessels, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, roof drainage systems, floor coverings, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, or on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee’s obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition (including, e.g. graffiti removal) consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building. Lessee hereby waives all right to make repairs at Lessor’s expense under applicable state or local law.
(b)Service Contracts. Lessee shall, at Lessee’s sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the Premises: (i) HVAC equipment, (ii) boiler, and pressure vessels, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, and (vi) clarifiers. However, Lessor reserves the right, upon notice to Lessee, to procure and maintain any or all of such service contracts, and Lessee shall reimburse Lessor, upon demand, for the cost thereof.
(c)Failure to Perform. If Lessee fails to perform Lessee’s obligations under this Paragraph 7.1, Lessor may enter upon the Premises after ten (10) days’ prior written notice to Lessee (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf, and put the Premises in good order, condition and repair, and Lessee shall promptly pay to Lessor a sum equal to [***]% of the cost thereof.
7.2Utility Installations; Trade Fixtures; Alterations.
(a)Definitions. The term “Utility Installations” refers to all floor and window coverings, air and/or vacuum lines, power panels, electrical distribution, security and fire protection systems, communication cabling, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term “Trade Fixtures” shall mean Lessee’s machinery and equipment that can be removed without doing material damage to the Premises. The term “Alterations” shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. “Lessee Owned Alterations and/or Utility Installations” are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.3(a).

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(b)Consent. Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Lessee may, however, make non-structural Alterations or Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, will not adversely affect the electrical, plumbing, HVAC, and/or life safety systems, do not trigger the requirement for additional modifications and/or improvements to the Premises resulting from Applicable Requirements, such as compliance with Title 24, and the cumulative cost thereof during this Lease as extended does not exceed a sum equal to 3 month’s Base Rent in the aggregate or a sum equal to one month’s Base Rent in any one year. Notwithstanding the foregoing, Lessee shall not make or permit any roof penetrations and/or install anything on the roof without the prior written approval of Lessor. Lessor may, as a precondition to granting such approval, require Lessee to utilize a contractor chosen and/or approved by Lessor. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee’s: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials and in compliance with Applicable Requirements. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount in excess of one month’s Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to [***]% of the estimated cost of such Alteration or Utility Installation and/or upon Lessee’s posting an additional Security Deposit with Lessor.
(c)Liens; Bonds. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee or anyone claiming by, through or under Lessee at or for use on the Premises, which claims are or may be secured by any mechanic’s or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) days’ notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If Lessor shall require, Lessee shall furnish a surety bond in an amount equal to [***]% of the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor’s attorneys’ fees and costs.
7.3Ownership; Removal; Surrender; and Restoration.
(a)Ownership. Subject to Lessor’s right to require removal or elect ownership as hereinafter provided and except as expressly provided herein, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises. Lessor may, at any time, elect in writing to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per paragraph 7.3(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.
(b)Removal. Lessee may, but is not required to, remove any or all Lessee Owned Alterations or Utility Installations prior to the expiration or termination of this Lease. By delivery to Lessee of written notice from Lessor not earlier than 90 and not later than thirty (30) days prior to the end of the term of this Lease, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.
(c)Surrender; Restoration. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear and damage caused by Lessor excepted. “Ordinary wear and tear” shall not include any damage or deterioration that would have been prevented by good maintenance practice. Notwithstanding the foregoing, if the Lessee occupies the Premises for 12 months or less, then Lessee shall surrender the Premises in the same condition as delivered to Lessee on the Commencement

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Date with NO allowance for ordinary wear and tear. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee. Lessee shall also remove from the Premises any and all Hazardous Substances brought onto the Premises by or for Lessee, or its employees, agents or contractors any third party (except Hazardous Substances which were deposited via underground migration from areas outside of the Premises) to the level specified in Applicable Requirements. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. Any personal property of Lessee not removed on or before the Expiration Date or any earlier termination date shall be deemed to have been abandoned by Lessee and may be disposed of or retained by Lessor as Lessor may desire. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.3(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 24 below.
8.Insurance; Indemnity.
8.1Payment For Insurance. Lessee shall pay for all insurance required under Paragraphs 8.2, 8.3 and 8.4. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within ten (10) days following receipt of an invoice.
8.2Liability Insurance and Other Insurance
(a)Carried by Lessee. Lessee agrees to maintain in full force and effect from the date on which Lessee first enters the Premises for any reason, throughout the Lease term, and thereafter so long as Lessee is in occupancy of any part of the Premises, a policy of commercial general liability insurance which insures Lessee’s operation and use of the Premises and includes premises liability and products liability (including but not limited to cannabis retail/sales and dispensary use), the following exclusionary endorsements may be attached to this form, along with any standard and customary exclusions: nuclear energy exclusion, asbestos exclusion, and employment practices liability. Lessor, Lessor’s managing agent, Lessor’s Lender, and any other parties reasonably requested by Lessor shall be named additional insureds for ongoing and completed operations on a primary basis and non-contributory. Each such policy shall be written by a reputable and financially sound, duly licensed insurance company with an AM Best rating of at least A-. The minimum limits of liability of such insurance shall be $[***] for each such occurrence and in the aggregate. All such insurance coverage shall be written on an occurrence form, except for the products liability coverage which may be written on a claims-made form. Any claims-made coverage shall be in full force from lease commencement date and coverage will be maintained for a period of three (3) years after termination of this Lease and its obligations herein.
Lessee further agrees to maintain a Workers’ Compensation and Employers’ Liability Insurance policy. The limit of liability as respects Employers’ Liability coverage shall be no less than $[***] per accident.
Except for Workers’ Compensation and Employers’ Liability coverage, Lessee agrees that Lessor and Lessor’s managing agent shall be named as additional insureds on a primary and non-contributory basis. A duplicate original or a Certificate of Insurance evidencing the insurance requirements contained in the Lease shall be delivered to Lessor upon the execution of this Lease and then annually in advance of each policies renewal. Copies of additional insured endorsements, if required for coverage of additional insureds, also shall be delivered to Lessor. Lessor shall be given thirty (30) days advance written notice of any required insurance policy cancellation or non-renewals.
(b)Carried by Lessor. Lessor may, at Lessor’s sole cost and expense, maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.
8.3Property Insurance - Building, Improvements and Rental Value.
(a)Building and Improvements. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any ground-lessor, and to any Lender insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full insurable replacement cost of the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Premises, as the same shall exist from time to time, or the amount required by any Lender, but in no event more than the commercially reasonable and available insurable value thereof. Should Lessee so choose, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee’s personal property shall be insured by Lessee not by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage, excluding the perils of flood and/or earthquake unless required by a Lender, and including coverage for debris removal and for demolition and increased cost of construction to comply with any Applicable Requirements (“DICC Coverage”), provided however that DICC Coverage may be subject to limits of no less than $[***] per occurrence. Said policy or policies shall also contain a waiver of subrogation. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $[***] per occurrence for All Other Perils, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.
(b)Rental Value. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one year with an extended period of indemnity for an additional 180 days (“Rental Value Insurance”). The amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.
8.4Lessee’s Property; Worker’s Compensation Insurance.
(a)Property Damage. Should Lessee so choose, Lessee may obtain and maintain insurance coverage on all of Lessee’s personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible not to exceed $[***] per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations.
(b)Worker’s Compensation Insurance. Lessee shall obtain and maintain a Worker’s Compensation Insurance and Employers’ Liability Insurance policy. The limit of liability as respects Employers’ Liability coverage shall be no less than $[***] per accident. Such policy shall include a ‘Waiver of Subrogation’ endorsement. Lessee shall provide Lessor with a copy of such endorsement along with the certificate of insurance or copy of the policy required by paragraph 8.5.
(c)No Representation of Adequate Coverage. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee’s property, business operations or obligations under this Lease.
8.5Insurance Policies. Insurance required herein shall be by companies maintaining during the policy term a “General Policyholders Rating” of at least A-, as set forth in the most current issue of “Best’s Insurance Guide”. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Commencement Date, deliver to Lessor certificates evidencing the existence and amounts of the required insurance. Lessee shall, prior to the expiration of such policies, furnish Lessor with evidence of renewals, or Lessor may increase his liability insurance coverage and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this Lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.
8.6Waiver of Subrogation. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.
8.7Indemnity. Except for Lessor’s gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor’s master or ground lessor, partners and

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys’ and consultants’ fees, expenses and/or liabilities arising out of, involving, or in connection with, a Breach of the Lease by Lessee and/or the use and/or occupancy of the Premises by Lessee and/or by Lessee’s employees, contractors or invitees. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee’s expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified. Lessor shall indemnify, protect, defend and hold Lessee, and any of Lessee’s affiliates, subsidiaries, parent companies, and any of their officers, directors, employees, and agents, harmless against any and all Claims arising out of or related to Lessor’s gross negligence or willful misconduct.
8.8Exemption of Lessor and its Agents from Liability. Notwithstanding the gross negligence or breach of this Lease by Lessor or its agents, neither Lessor nor its agents shall be liable under any circumstances for: (i) injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee’s employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, indoor air quality, the presence of mold or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the building of which the Premises are a part, or from other sources or places, (ii) any damages arising from any act or neglect of any other tenant of Lessor or from the failure of Lessor or its agents to enforce the provisions of any other lease, or (iii) injury to Lessee’s business or for any loss of income or profit therefrom. Instead, it is intended that Lessee’s sole recourse in the event of such damages or injury be to file a claim on the insurance policy(ies) that Lessee is required to maintain pursuant to the provisions of paragraph 8.
8.9Failure to Provide Insurance. If Lessee does not maintain the required insurance during the Term and/or does not provide Lessor with the required binders or certificates evidencing the existence of the required insurance, then, after ten (10) days’ prior written notice, Lessor may obtain insurance policies sufficient to meet the requirements herein, Lessee shall pay to Lessor an amount equal to one hundred percent (100%) of the actual costs and expenses of such policies incurred by Lessor upon receipt of an invoice therefor. Lessor obtaining such policies shall in no event constitute a waiver of Lessee’s Event of Default with respect to the failure to maintain such insurance, prevent the exercise of any of the other rights and remedies granted hereunder, nor relieve Lessee of its obligation to maintain the insurance specified in this Lease.
9.Damage or Destruction.
9.1Restoration Following Destruction.
If any portion of the Premises or any appurtenance thereto shall be damaged or destroyed by fire or other casualty, then, whether or not such damage or destruction shall have been insured, Lessee shall give prompt written notice thereof to Lessor and shall proceed with reasonable diligence to repair or rebuild the same at its sole cost and expense or to replace the same with improvements of no lesser quality or value. To the extent such casualty is covered by the casualty insurance required by the provisions of Paragraph 8.3, Lessee shall not be required to commence restoration until such time as it shall have received insurance proceeds for such fire or other casualty and in any case until it has received all necessary permits.
Any repair or rebuilding following either a total or a partial destruction shall be performed pursuant to Paragraph 9.3, and, if there are insurance proceeds resulting from such damage or destruction and Lessee is in the process of repairing and restoring as provided in this Paragraph and in said Paragraph 9.3, then except as provided in said Paragraph 9.3 such proceeds shall be deposited with a bank or trust company pursuant to Paragraph 9.5 (the “Depository”) and disbursed in the manner as provided in this Lease. If at any time Lessee shall fail to prosecute such work of repair or rebuilding with diligence and promptness, then Lessor may give to Lessee written notice of such failure and if such failure continues for sixty (60) days thereafter, then Lessor, in addition to all other rights which it may have, may enter upon the Premises, provide labor and/or materials, cause the performance of any contract and/or take such other action as it may deem advisable to prosecute such work. Lessor shall be entitled to reimbursement for its costs and expenses from any insurance proceeds and any other moneys held by the Depository for application to the cost of such work. All reasonable costs and expenses incurred by Lessor in carrying out such

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

work for which it is not reimbursed by the Depository shall be paid by Lessee upon demand, which demand may be made by Lessor periodically as such costs and expenses are incurred, in addition to any damages to which Lessor may be entitled hereunder.
All insurance proceeds in excess of $[***] shall be paid to the Depository.
9.2Lessee Obligations Following Destruction.
Rent shall not abate because of any damage to or destruction of the Premises, or to the appurtenances thereto. Lessee shall continue to perform all of its obligations hereunder, notwithstanding any such damage or destruction.
Any rent insurance proceeds received by the Depository by reason of such damage or destruction shall be applied by it to the payment of the Rent and to premiums for any insurance required to be maintained by Lessee under this Lease. However, such payment shall not relieve Lessee of its obligations to pay punctually all such rents, real estate taxes and insurance premiums should rent insurance proceeds held by the Depository be insufficient to pay the same or if for any reason such rent insurance proceeds are not actually applied by a Depository to the payment of such amounts. All rent insurance proceeds and any balance of any insurance proceeds in excess of amounts utilized for repairs and/or rebuilding (where the damage has been fully repaired or restored) shall be paid to Lessee provided Lessee is not then in monetary default hereunder. In the event that there shall be excess insurance proceeds by reason of the fact that Lessee is precluded from making repairs and/or rebuilding by reason of operation of law (such as zoning changes, etc.) any such excess insurance proceeds shall be paid promptly to Lessor.
9.3Restoration after Fire or Condemnation
Whenever Lessee shall be required to carry out any restoration or repair, Lessee, prior to the commencement of such work, shall comply with the following requirements if such work has a cost in excess of $[***] as determined by an independent architect or contractor selected by Lessee whose report is furnished to Lessor and any lender. If Lessee fails to have such a report promptly prepared then it shall be deemed that such work has a cost in excess of $[***].
1.Lessee shall furnish to Lessor complete plans and specifications for such work.
2.Lessee shall furnish to Lessor a budget for such work setting forth Lessee’s good faith estimate of the cost of completion of such work. Such budget shall be updated periodically upon request of Lessor.
3.Lessee, at its sole cost, shall at Lessor’s requests furnish to Lessor certified or photostatic copies of all permits and approvals required by law, regulation or ordinance in connection with the commencement and conduct of such work.
4.If the amount of fire insurance proceeds held by the Depository to be applied to pay for the cost of such work pursuant to this Paragraph shall be less than the Lessee’s estimate of the cost of completion of such work, then Lessee shall deposit with the Depository an additional sum so that the Depository shall have at all times an amount equal to the estimate of cost of completion of such work.
5.The Depository shall not be required to make disbursements to Lessee more often than at thirty (30) day intervals or in interim amounts of less than [***] Dollars ($[***]), except for the final disbursement. Lessee shall make written request for each disbursement at least seven (7) days in advance, and shall comply with the following requirements in connection with each such disbursement:
A.Lessee shall deliver to the Depository, at the time of request for a disbursement, a certificate (the “Certificate”) of an independent architect reasonably satisfactory to Lessor (the “Architect”), dated not more than ten (10) days prior to the application for withdrawal of funds and accompanied by such invoices, receipts, contracts or other evidence of the amount requested, setting-forth the following:

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(i)That the sum then requested to be withdrawn either has been paid by Lessee, or is justly due to persons (whose names and addresses shall be stated) who have furnished services or materials for the work and giving a brief description of such services and materials and stating the progress of the work up to the date of said certificate;
(ii)That the sum then requested to be withdrawn, plus all sums previously withdrawn, does not exceed the cost of the work insofar as actually accomplished up to the date of such certificate, less any contractor holdbacks;
(iii)That all prior disbursements under this Paragraph have been expended solely in payment of costs for the work actually incurred;
(iv)That the remainder of the moneys held by the Depository will be sufficient to pay for the completion of the work in accordance with the estimate thereof.
(v)That no part of the cost of the services and materials described in the foregoing paragraph (i) is being made on the basis of the withdrawal of any funds in any previous or pending application; and
(vi)That, except for the amount requested, there is no outstanding indebtedness known, after due inquiry, in connection with the work which, if unpaid, might become the basis of a mechanic’s or other similar lien upon the Premises, unless Lessor is contesting such indebtedness in good faith and agrees to discharge (by bonding or otherwise) any lien once filed.
B.Lessee shall deliver to the Depository satisfactory evidence that the Premises and all materials and all property described in the Certificate are free and clear of all liens, or encumbrances, except (a) liens or encumbrances encumbering the Premises as of the date of this Lease, (b) this Lease and any mortgages made by Lessor and (c) liens for taxes and other charges payable by Lessee which are not delinquent or the payment of which has been deferred by Lessee in full compliance with this Lease. The Depository shall receive a certificate of a title insurance company acceptable to Lessor, dated as of the date of the disbursement confirming the foregoing.
C.Lessee shall deliver to the Depository a survey of the Premises dated as of a date within ten (10) days prior to the advance, showing no encroachments or extensions over set-back lines. Surveys need not be so updated, however, if a foundation survey is provided and the work being performed does not touch or extend beyond the perimeter of the building on the Premises and would not affect any facts shown on an existing survey thereof.
D.There shall be no default by Lessee under the terms of this Lease. At the time of each disbursement, Lessor shall deliver to the Depository a certificate signed by Lessee, certifying to the fulfillment of the conditions of this clause. The Depository may rely on said certificate as being accurate unless, prior to the disbursement then being made, the Depository (where other than Lessor) shall have received a written notice from Lessor, referring to this clause, containing statements contrary to those set forth in said certificate.
Lessor shall receive a copy of each item required to be delivered to Depository hereunder concurrently with delivery to the Depository.
Upon compliance with the foregoing, the Depository shall pay to the persons named in the Certificate, the respective amounts stated in said Certificate to have been paid by it. Lessor shall have the right, from time to time, to inspect the restoration work. If, after all of said work shall be completed in accordance with the terms of this Lease, Lessee shall not be in default thereunder and all governmental approvals required shall have been obtained, there are funds held by the Depository for application to the cost of such work in excess of the amounts withdrawn, then such funds shall be paid out by the Depository as provided herein.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

9.4Completion by Lessor.
If, after a default by Lessee, Lessor shall perform any of such work, then Lessor may withdraw funds held by the Depository for application to the cost thereof. In withdrawing such funds Lessor need not comply with any of the preceding requirements, but must only comply with the requirements hereafter set forth. Such withdrawals shall be made not more often than at thirty (30) day intervals. At the time of each withdrawal request Lessor shall deliver to the Depository, a certificate from either the Architect or other architect selected by Lessor stating that the sum then requested to be withdrawn either has been paid by Lessor, and/or is justly due, to contractors, subcontractors, materialmen, engineers, architects or to other persons (whose names and addresses shall be stated) who have rendered or furnished services or materials for the work, and giving a brief description of such services and materials and the respective amounts so paid or due to each of said persons in respect thereof. Such certificate shall also state that no part of the cost of the services or materials described therein has been or is the basis of a withdrawal of funds in any previous or pending application.
9.5Depository.
In any instance when a Depository is to serve, such Depository shall be selected by Lessor within ten (10) days after written notice by Lessee. The Depository so selected shall be a bank(s) or trust company(ies) authorized to do business in the State of Illinois and having a net worth of $1,000,000,000 or more. Upon the selection of such Depository, Lessor shall give to Lessee written notice thereof. If Lessor shall not select a Depository within ten (10) business days after notice from Lessee, then Lessee may select such Depository, which shall be a bank or trust company or escrow company authorized to do business in the State of Illinois.
Before paying out any moneys pursuant to this Lease, the Depository may retain free of trust its reasonable fees and expenses for acting as Depository. In the event there are not sufficient funds held by the Depository to pay its fees and expenses, Lessee shall pay all such fees and expenses.
The Depository shall be obligated to pay interest at competitive rates on any funds held by it. Any interest paid or received on the funds held in trust by it shall be accumulated with such funds. The Depository shall have no affirmative obligation to ascertain a determination of the amount of, or to effect the collection of, any insurance proceeds or condemnation awards(s), unless it shall have given an express undertaking to do so.
No contractor or any other person whatsoever, other than Lessor, Lessee and any Lender shall have any interest in or rights to any funds held by the Depository.
The Depository shall not commingle its own funds with funds received pursuant to any of the provisions of this Lease but shall hold such funds in trust for the purposes provided in this Lease. The Depository shall not be liable or accountable for any action taken or suffered by it or for any disbursement of funds made in good faith. If Lessor, Lessee and any Lender shall jointly instruct the Depository with regard to the disbursement of any funds held by it, then it shall disburse said funds in accordance with such instructions, and shall not be liable to anyone for having so disbursed said funds in accordance with such instructions.
10.Real Property Taxes.
10.1Definition. As used herein, the term “Real Property Taxes” shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor’s right to other income therefrom, and/or Lessor’s business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated with reference to the Premises address. Real Property Taxes shall also include any tax, fee, levy, assessment or charge, or any increase therein: (i) imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises, and (ii) levied or assessed on machinery or equipment provided by Lessor to Lessee pursuant to this Lease and (iii) any special tax on rents, and any special taxes relative to the Agreed Use.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

10.2Payment of Taxes. In addition to Base Rent, Lessee shall pay to Lessor an amount equal to the Real Property Tax payment due at least twenty (20) days prior to the applicable delinquency date. If any such payment shall cover any period of time prior to the commencement or after the expiration or termination of this Lease, Lessee’s share of such installment shall be prorated. Lessor may estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee monthly in advance with the payment of the Base Rent. Such monthly payments shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sum as is necessary. If the amount collected by Lessor is more than the Real Property Taxes due, Lessor shall credit such additional amount to the next installment(s) of Base Rent due. Advance payments may be intermingled with other moneys of Lessor and shall not bear interest. If requested by Lessor, Lessee shall pay the Real Property Taxes directly to the taxing authority.
10.3Personal Property Taxes. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause its Lessee Owned Alterations and Utility Installations, Trade Fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Lessor. If any of Lessee’s said property shall be assessed with Lessor’s real property, Lessee shall pay Lessor the taxes attributable to Lessee’s property within ten (10) days after receipt of a written statement setting forth the taxes applicable to Lessee’s property.
11.Utilities and Services. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered or billed to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered or billed. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause if beyond Lessor’s reasonable control or in cooperation with governmental request or directions. Lessee hereby waives the provisions of any applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to an interruption, failure or inability to provide any services.
12.Assignment and Subletting.
12.1Notwithstanding any other provisions of this Lease, Lessee covenants and agrees that it will not assign this Lease or sublet (which term, without limitation, shall include the granting of concessions, management arrangements and the like) the whole or any part of the Premises without, in each instance, having first received the express written consent of Lessor, which Lessor may withhold in its sole discretion except as expressly provided in this Paragraph 12.1. Lessor’s consent to any proposed assignment of this Lease or subletting of all but not less than all of the Premises, shall not be unreasonably withheld, conditioned or delayed, provided that (i) any such assignee or sublessee (or an affiliated entity or parent company thereof) demonstrates the financial capacity to carry out all of the obligations under this Lease or the sublease, as the case may be, (ii) the assignee or sublessee has a business reputation that will not detract from the image of the Building and (iii) in the case of an assignment, the proposed assignee has a tangible net worth reasonably sufficient in Lessor’s reasonable judgment to fully perform the obligations of Lessee under this Lease then remaining to be performed or in the case of a sublease, the proposed subtenant (or an affiliated entity or parent company thereof) has a financial net worth reasonably sufficient in Lessor’s reasonable judgment to fully perform those obligations of Lessee under this Lease to be performed by the subtenant under the proposed sublease. Any assignment of this Lease or subletting of the whole or any part of the Premises (other than as permitted to an Affiliate of Lessee as set forth below) by Lessee without Lessor’s express consent shall be invalid, void and of no force or effect. In any case where Lessor shall consent to such subletting, the Lessee named herein shall remain fully liable for the obligations of Lessee hereunder, including, without limitation, the obligation to pay the Rent and other amounts provided under this Lease. Any such request shall set forth, in detail reasonably satisfactory to Lessor, the identification of the proposed assignee or sublessee, its financial condition and the terms on which the proposed assignment or subletting is to be made, including, without limitation,

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

the Rent or any other consideration to be paid in respect thereto and such request shall be treated as Lessee’s warranty in respect of the terms on which the proposed transfer is to be made.
It shall be a condition of the validity of any such assignment or subletting that the assignee or sublessee agrees directly with Lessor, in form satisfactory to Lessor, to be bound by all the obligations of Lessee hereunder, including, without limitation, the obligation to pay Base Rent and other amounts provided for under this Lease and the covenant against further assignment and subletting except in compliance with the terms of this Lease; any such subletting shall not relieve the Lessee named herein of any of the obligations of Lessee hereunder, and Lessee shall remain fully liable therefor. In no event, however, shall Lessee assign this Lease or sublet the whole or any part of the Premises to a proposed assignee or sublessee which has been judicially declared bankrupt or insolvent according to law, or with respect to which an assignment has been made of property for the benefit of creditors, or with respect to which a receiver, guardian, conservator, trustee in involuntary bankruptcy or similar officer has been appointed to take charge of all or any substantial part of the proposed assignee’s or sublessee’s property by a court of competent jurisdiction, or with respect to which a petition has been filed for reorganization under any provisions of the Bankruptcy Code now or hereafter enacted, or if a proposed assignee or sublessee has filed a petition for such reorganization, or for arrangements under any provisions of the Bankruptcy Code now or hereafter enacted and providing a plan for a debtor to settle, satisfy or extend the time for the payment of debts.
For the purposes of this Lease, the entering into of any management agreement or any agreement in the nature thereof transferring control or any substantial percentage of the profits and losses from the business operations of the Lessee in the Premises to a person or entity other than the Lessee (or an affiliate, subsidiary, or parent company of Lessee), or otherwise having substantially the same effect, shall be treated for all purposes as an assignment of this Lease and shall be governed by the provisions of this Paragraph 12.
Without limiting Lessor’s discretion to grant or withhold its consent to any proposed assignment or subletting, if Lessee notifies Lessor in writing of Lessee’s intent to assign this Lease or sublet the entire Premises, except in the case of a Permitted Transfer (as defined below), Lessor shall have the option, exercisable by written notice to Lessee given within thirty (30) days after Lessor’s receipt of such notice of intent to assign or sublease, to terminate this Lease as of the date specified in Lessee’s request.
Notwithstanding any contrary provisions herein, Lessor’s consent shall not be required for an assignment or subletting to an Affiliate of Lessee, and for the purposes hereof, an “Affiliate of Lessee” shall mean (x) an entity which controls, is controlled by or under common control with Lessee, (y) a successor corporation related to Lessee by merger, consolidation, non-bankruptcy reorganization, or government action, or (z) a purchaser of substantially all of Lessee’s assets at the Premises or stock; provided, however, that in the case of any assignment to an Affiliate of Lessee, the Affiliate shall agree directly with Lessor to be bound by all of the obligations of the Lessee under this Lease. Further, any person or entity owning directly or indirectly, a majority of either the outstanding voting rights or the outstanding ownership interests of Lessee, may assign or otherwise transfer such interests to another person or entity, provided that, in all instances, the combined net worth of the Lessee shall continue to have a net worth following consummation of such transaction that is at least equal to the net worth of Lessee as of the date of the assignment. In the avoidance of doubt, it is agreed that no assignment of this Lease, whether with or without the Lessor’s consent, and no subletting of all or any portion of the Premises, again with or without the Lessor’s consent, shall act to relieve the Lessee of its obligations under this Lease or release the Guarantor of its obligations under its guaranty. Any assignment or subletting pursuant to this paragraph shall be a “Permitted Transfer”.
(a)An assignment or subletting without consent, other than a Permitted Transfer, shall, at Lessor’s option, be a Default curable after notice per Paragraph 13.1(d), or a noncurable Breach without the necessity of any notice and grace period. If Lessor elects to treat such unapproved assignment or subletting as a noncurable Breach, Lessor may either: (i) terminate this Lease, or (ii) upon thirty (30) days written notice, increase the monthly Base Rent to [***]% of the Base Rent then in effect. Further, in the event of such Breach and rental adjustment, all fixed and non-fixed rental adjustments scheduled during the remainder of the Lease term shall be increased to [***]% of the scheduled adjusted rent.
(b)Lessee’s remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(c)Lessor may reasonably withhold consent to a proposed assignment or subletting if Lessee is in Breach or Default at the time consent is requested.
(d)Notwithstanding the foregoing, allowing a de minimis portion of the Premises, i.e. 20 square feet or less, to be used by a third party vendor in connection with the installation of a vending machine or payphone shall not constitute a subletting.
12.2Terms and Conditions Applicable to Assignment and Subletting.
(a)Regardless of Lessor’s consent, no assignment or subletting shall: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.
(b)Lessor may accept Rent or performance of Lessee’s obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor’s right to exercise its remedies for Lessee’s Default or Breach.
(c)Lessor’s consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.
(d)In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee’s obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor’s remedies against any other person or entity responsible therefor to Lessor, or any security held by Lessor.
(e)Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor’s determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $1000 as consideration for Lessor’s considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested. (See also Paragraph 34)
(f)Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment, entering into such sublease, or entering into possession of the Premises or any portion thereof, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.
(g)Lessor’s consent to any assignment or subletting shall not transfer to the assignee or sublessee any Option granted to the original Lessee by this Lease unless such transfer is specifically consented to by Lessor in writing, provided however the foregoing shall not apply to any Permitted Transfer. (See Paragraph 37.2)
12.3Additional Terms and Conditions Applicable to Subletting. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:
(a)Lessee hereby assigns and transfers to Lessor all of Lessee’s interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee’s obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee’s obligations, Lessee may collect said Rent. In the event that the amount collected by Lessor exceeds Lessee’s then outstanding obligations any such excess shall be refunded to Lessee. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee’s obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon

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receipt of a written notice from Lessor stating that a Breach exists in the performance of Lessee’s obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.
(b)In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.
(c)Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.
(d)No sublessee shall further assign or sublet all or any part of the Premises without Lessor’s prior written consent.
(e)Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee.
13.Default; Breach; Remedies.
13.1Default; Breach. A “Default” is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or Rules and Regulations under this Lease. A “Breach” is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:
(a)The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in Paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism.
(b)The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of 3 business days following written notice to Lessee. THE ACCEPTANCE BY LESSOR OF A PARTIAL PAYMENT OF RENT OR SECURITY DEPOSIT SHALL NOT CONSTITUTE A WAIVER OF ANY OF LESSOR’S RIGHTS, INCLUDING LESSOR’S RIGHT TO RECOVER POSSESSION OF THE PREMISES.
(c)The failure of Lessee to allow Lessor and/or its agents access to the Premises or the commission of waste, act or acts constituting public or private nuisance, and/or an illegal activity on the Premises by Lessee, subject to Paragraph 51, where such actions continue for a period of 3 business days following written notice to Lessee. In the event that Lessee commits waste, a nuisance or an illegal activity a second time then, subject to Paragraph 51, the Lessor may elect to treat such conduct as a non-curable Breach rather than a Default.
(d)The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) an Estoppel Certificate or financial statements, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42, (viii) material safety data sheets (MSDS), or (ix) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of 10 days following written notice to Lessee.
(e)A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b), (c) or (d), above,

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where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee’s Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(f)The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a “debtor” as defined in 11 U.S.C. § 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within thirty (30) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where such seizure is not discharged within thirty (30) days; provided, however, in the event that any provision of this subparagraph is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.
(g)The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.
(h)If the performance of Lessee’s obligations under this Lease is guaranteed: (i) the death of a Guarantor, (ii) the termination of a Guarantor’s liability with respect to this Lease other than in accordance with the terms of such guaranty, (iii) a Guarantor’s becoming insolvent or the subject of a bankruptcy filing, (iv) a Guarantor’s refusal to honor the guaranty, or (v) a Guarantor’s breach of its guaranty obligation on an anticipatory basis, and Lessee’s failure, within sixty (60) days following written notice of any such event, to provide written alternative assurance or security, which, when coupled with the then existing resources of Lessee, equals or exceeds the combined financial resources of Lessee and the Guarantors that existed at the time of execution of this Lease.
13.2Remedies. If Lessee fails to perform any of its affirmative duties or obligations, within thirty (30) days after written notice (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee’s behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. Lessee shall pay to Lessor an amount equal to [***]% of the costs and expenses incurred by Lessor in such performance upon receipt of an invoice therefor. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:
(a)Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent. Efforts by Lessor to mitigate damages caused by Lessee’s Breach of this Lease shall not waive Lessor’s right to recover any damages to which Lessor is otherwise entitled. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1. In such case, the

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.
(b)Continue the Lease and Lessee’s right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Lessee acknowledges that the limitations on subletting and assignment set forth in Paragraph 12 herein are reasonable. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor’s interests, shall not constitute a termination of the Lessee’s right to possession.
(c)Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee’s right to possession shall not relieve Lessee from liability under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee’s occupancy of the Premises.
(d)Lessee waives any right of redemption or relief from forfeiture under any other present or future law in the event Lessee is evicted and Lessor takes possession of the Property by reason of a default.
13.3Late Charges. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within five (5) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall immediately pay to Lessor a one-time late charge equal to [***]% of each such overdue amount or $100, whichever is greater. The Parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for 3 consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor’s option, become due and payable quarterly in advance.
13.4Interest. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due shall bear interest from the 31st day after it was due. The interest (“Interest”) charged shall be computed at the rate of [***]% per annum but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.3.
13.5Breach by Lessor. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be more less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished to Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter diligently pursued to completion. In no event shall Lessor be liable for punitive, consequential, special or indirect damages or loss of profits or the like.
14.Condemnation. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively “Condemnation”), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation paid by the condemnor for Lessee’s relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph, provided that no separate award to Lessee shall reduce Lessor’s award.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation, but shall not be obligated to expend more than the award in such restoration. Further, if any substantial part of the Premises are taken or condemned, Lessee may, at its option, terminate this Lease as of the date the condemning authority takes title or possession, whichever first occurs. For purposes of the preceding sentence a “substantial part of the Premises” shall mean (i) 20% or more of the total floor area of the Premises or (ii) any portion of the Premises, the loss of which materially and adversely impacts (x) Lessee’s ability to use the Premises for its Agreed Use, (y) the accessibility of the Premises, or (z) the visibility of the Premises. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in floor area of the Premises.
15.Estoppel Certificates; Financial Statements.
(a)Lessee shall within ten (10) business days after written notice from Lessor execute, acknowledge and deliver to Lessor a statement in writing in form similar to the then most current “Estoppel Certificate” form published by AIR CRE or such other form as Lessor shall reasonably require, plus such additional information, confirmation and/or statements as may be reasonably requested by Lessor.
(b)If Lessee shall fail to execute or deliver the Estoppel Certificate within such 10-day period, Lessor may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by Lessor, (ii) there are no uncured defaults in Lessor’s performance, and (iii) not more than one month’s rent has been paid in advance. Prospective purchasers and encumbrancers may rely upon Lessor’s Estoppel Certificate, and Lessee shall be estopped from denying the truth of the facts contained in said Certificate. In addition, Lessee acknowledges that any failure on its part to provide such an Estoppel Certificate will expose Lessor to risks and potentially cause Lessor to incur costs not contemplated by this Lease, the extent of which will be extremely difficult to ascertain. Accordingly, should the Lessee fail to execute and/or deliver a requested Estoppel Certificate in a timely fashion the monthly Base Rent shall be automatically increased, without any requirement for notice to Lessee, by an amount equal to [***]% of the then existing Base Rent or $100, whichever is greater until the Estoppel Certificate is provided for remainder of the Lease. The Parties agree that such increase in Base Rent represents fair and reasonable compensation for the additional risk/costs that Lessor will incur by reason of Lessee’s failure to provide the Estoppel Certificate. Such increase in Base Rent shall in no event constitute a waiver of Lessee’s Default or Breach with respect to the failure to provide the Estoppel Certificate nor prevent the exercise of any of the other rights and remedies granted hereunder.
(c)Lessee and all Guarantors shall, within ten (10) days after a request from Lessor, deliver to Lessor such financial statements as are reasonably required by Lessor to verify the net worth of Lessee, any Guarantor of Lessee’s obligations under this Lease or an affiliate or parent company of Lessee as Lessor may request. Lessee represents and warrants to Lessor that all such financial statements provided in connection with this Lease including, without limitation, any that have been provided prior to the date of this Lease, are true, complete and correct as of the date thereof. Lessee further agrees to cooperate with any request by Lessor for Lessee's written permission or other cooperation in connection with Lessor's obtaining a credit report or similar information regarding Lessee and/or Lessee's principals or Guarantor from third-party sources; and in this regard, Lessee, to the maximum extent permitted by applicable law, hereby waives any obligations to Lessee which Lessor may otherwise have with regard to Lessor's seeking and/or obtaining any such third-party reports or information. Lessor anticipates that its request for the additional information prescribed in this Paragraph 15(c) will be limited either to a potential sale or financing of the Premises or of all or a portion of the Premises or to Lessor's concern as to the continuing financial ability of Lessee to perform its obligations under this Lease or of Guarantor to perform the obligations under the Guaranty. Lessee acknowledges and agrees that any financial statements submitted by Lessee to Lessor at any time in connection with this Lease are being relied upon by Lessor in entering into this Lease and extending any credit to Lessee and, to the extent that such financial statements, or any financial statements provided by Lessee to Lessor subsequent to the execution of this Lease, are materially false or incorrect, it shall be deemed a Lessee Default, and Lessor, upon or after discovery of such, may terminate this Lease or pursue any other applicable default remedies set forth in this Lease. Further, Lessor specifically reserves all rights it may have to object to a discharge or reorganization by Lessee or any Guarantor in any bankruptcy proceeding filed by or against Lessee or any Guarantor based upon such materially false or incorrect financial statements.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

(d)If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall within ten (10) days after written notice from Lessor deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee’s financial statements for the past 2 years, provided such request is not made more than once per calendar year. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.
16.Definition of Lessor. The term “Lessor” as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee’s interest in the prior lease. In the event of a transfer of Lessor’s title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Upon such transfer or assignment and delivery of the Security Deposit, as aforesaid, the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined.
17.Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.
18.Days. Unless otherwise specifically indicated to the contrary, the word “days” as used in this Lease shall mean and refer to calendar days.
19.Limitation on Liability. The obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, or its partners, members, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against Lessor’s partners, members, directors, officers or shareholders, or any of their personal assets for such satisfaction.
20.Time of Essence. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.
21.No Prior or Other Agreements; Broker Disclaimer. This Lease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party.
22.Notices.
22.1Notice Requirements. All notices required or permitted by this Lease or applicable law shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, or by email, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 22. Each Party’s present address for delivery or mailing of notices is set forth below. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee’s taking possession of the Premises, the Premises shall constitute Lessee’s address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

IF TO LESSEE:
HealthCentral Illinois Holdings, LLC
c/o Ascend Wellness Holdings
[REDACTED]
[REDACTED]
Attn: Dan Neville
Email: [REDACTED]
IF TO LESSOR:
LCR 1014 Eastport Plaza, LLC
c/o Treehouse Real Estate Investment Trust, Inc.
10115 Jefferson Blvd.
Culver City, CA 90232
Attn: Chris Ganan
Email: [REDACTED]
with a copy to:
Raines Feldman LLP
1800 Avenue of the Stars, 12th Floor
Los Angeles, CA 90067
Attn: Andrew H. Raines
Telephone: (310) 440-4100
Email: ARaines@raineslaw.com
22.2Date of Notice. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given 72 hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantees next day delivery shall be deemed given 24 hours after delivery of the same to the Postal Service or courier. Notices delivered by hand, or transmitted by facsimile transmission or by email shall be deemed delivered upon actual receipt. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.
23.Waivers.
(a)No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor’s consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor’s consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent.
(b)The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of monies or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.
(c)THE PARTIES AGREE THAT THE TERMS OF THIS LEASE SHALL GOVERN WITH REGARD TO ALL MATTERS RELATED THERETO AND HEREBY WAIVE THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE TO THE EXTENT THAT SUCH STATUTE IS INCONSISTENT WITH THIS LEASE.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

24.No Right To Holdover. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to [***]% of the Base Rent applicable immediately preceding the expiration or termination. Holdover Base Rent shall be calculated on monthly basis. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.
25.Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
26.Covenants and Conditions; Construction of Agreement. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the Parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the Parties, but rather according to its fair meaning as a whole, as if both Parties had prepared it.
27.Binding Effect; Choice of Law. This Lease shall be binding upon the Parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.
28.Subordination; Attornment.
28.1Subordination. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively, “Security Device”), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as “Lender”) shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.
28.2Attornment. In the event that Lessor transfers title to the Premises, or the Premises are acquired by another upon the foreclosure or termination of a Security Device to which this Lease is subordinated (i) Lessee shall attorn to such new owner, and upon request, enter into a new lease, containing all of the terms and provisions of this Lease, with such new owner for the remainder of the term hereof, or, at the election of the new owner, this Lease will automatically become a new lease between Lessee and such new owner, and (ii) Lessor shall thereafter be relieved of any further obligations hereunder and such new owner shall assume all of Lessor’s obligations, except that such new owner shall not: (a) be liable for any act or omission of any prior lessor or with respect to events occurring prior to acquisition of ownership; (b) be subject to any offsets or defenses which Lessee might have against any prior lessor, (c) be bound by prepayment of more than one month’s rent, or (d) be liable for the return of any security deposit paid to any prior lessor which was not paid or credited to such new owner.
28.3Self-Executing. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination and/or attornment provided for herein.
29.Attorneys’ Fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys’ fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, “Prevailing Party” shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys’ fees award shall not be computed

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys’ fees reasonably incurred. In addition, Lessor shall be entitled to attorneys’ fees, costs and expenses incurred in the preparation and service of statutory 3-day notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($250 is a reasonable minimum per occurrence for such services and consultation).
30.Lessor’s Access; Showing Premises; Repairs. Lessor and Lessor’s agents shall have the right to enter the Premises at any time, in the case of an emergency, and otherwise at reasonable times after reasonable prior notice for the purpose of showing the same to prospective purchasers, lenders, or tenants, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary or desirable and the erecting, using and maintaining of utilities, services, pipes and conduits through the Premises and/or other premises as long as there is no material adverse effect on Lessee’s use of the Premises. All such activities shall be without abatement of rent or liability to Lessee. If approval from any state or local governmental regulator or any other governmental authorities is necessary in order for Lessor or any mortgagee to inspect the Premises, Lessee shall use its best efforts to support obtaining such approvals for inspection, time being of the essence.
31.Auctions. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premises without Lessor’s prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.
32.Signs. Lessor may place on the Premises ordinary “For Sale” signs at any time and ordinary “For Lease” signs during the last 6 months of the term hereof. Except as permitted in Paragraph 53, Lessee shall not place any sign upon the Premises without Lessor’s prior written consent. All signs must comply with all Applicable Requirements.
33.Termination; Merger. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor’s failure within 10 days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor’s election to have such event constitute the termination of such interest.
34.Consents. All requests for consent shall be in writing. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor’s actual reasonable costs and expenses (including but not limited to architects’, attorneys’, engineers’ and other consultants’ fees) incurred in the consideration of, or response to, a request by Lessee for any Lessor consent, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance, shall be paid by Lessee upon receipt of an invoice and supporting documentation therefor. Lessor’s consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor’s consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such request.
35.Guarantor.
35.1Execution. The Guarantors shall each execute a guaranty in the form attached hereto, and each such Guarantor shall have the same obligations as Lessee under this Lease.
35.2Default. It shall constitute a Default of the Lessee if any Guarantor fails or refuses, upon request to provide: (a) evidence of the execution of the guaranty, including the authority of the party signing on Guarantor’s behalf to obligate Guarantor, and in the case of a corporate Guarantor, a certified copy of a resolution of its board of

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

directors authorizing the making of such guaranty, (b) current financial statements, (c) an Estoppel Certificate, or (d) written confirmation that the guaranty is still in effect.
36.Quiet Possession. Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee’s part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.
37.Options. If Lessee is granted any Option, as defined below, then the following provisions shall apply.
37.1Definition. “Option” shall mean: (a) the right to extend or reduce the term of or renew this Lease or to extend or reduce the term of or renew any lease that Lessee has on other property of Lessor; or (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor.
37.2Options Personal To Original Lessee. Any Option granted to Lessee in this Lease is personal to the original Lessee, and cannot be assigned except in connection with a Permitted Transfer, or exercised by anyone other than said original Lessee (or a transferee pursuant to a Permitted Transfer) and only while the original Lessee (or a transferee pursuant to a Permitted Transfer) is in full possession of the Premises.
37.3Multiple Options. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.
37.4Effect of Default on Options.
(a)Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of Default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in Breach of this Lease, or (iv) in the event that Lessee has been given 3 or more notices of separate Default on 3 separate occasions, whether or not the Defaults are cured, during the 12 month period immediately preceding the exercise of the Option.
(b)The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Paragraph 37.4(a).
(c)An Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term or completion of the purchase, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.
38.Multiple Buildings. If the Premises are a part of a group of buildings controlled by Lessor, Lessee agrees that it will abide by and conform to all reasonable rules and regulations which Lessor may make from time to time for the management, safety, and care of said properties, including the care and cleanliness of the grounds and including the parking, loading and unloading of vehicles, and to cause its employees, suppliers, shippers, customers, contractors and invitees to so abide and conform. Lessee also agrees to pay its fair share of common expenses incurred in connection with such rules and regulations.
39.Security Measures. Lessee hereby acknowledges that the Rent payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties. Lessee acknowledges that, in all events, Lessee is responsible for providing security to the Premises, and Lessee shall indemnify, defend with counsel subject to Lessor’s reasonable approval (which shall not be unreasonably withheld, conditioned or delayed), and save Lessor harmless from any claim for injury to person or damage to property asserted by any personnel, employee, guest, invitee or agent of Lessee which is suffered or occurs in or about the Premises by reason of the act of an intruder or any person other than Lessor or any personnel, employee, contractor, guest, invitee or agent of Lessor in or about the Premises.
40.Reservations. Provided same do not materially increase Lessee’s obligations or materially diminish Lessee’s rights hereunder, Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.
41.Authority; Multiple Parties; Execution.
(a)If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each Party shall, within thirty (30) days after request, deliver to the other Party satisfactory evidence of such authority.
(b)If this Lease is executed by more than one person or entity as “Lessee”, each such person or entity shall be jointly and severally liable hereunder. It is agreed that any one of the named Lessees shall be empowered to execute any amendment to this Lease, or other document ancillary thereto and bind all of the named Lessees, and Lessor may rely on the same as if all of the named Lessees had executed such document.
(c)This Lease may be executed by the Parties in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
42.Conflict. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.
43.Offer. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.
44.Amendments. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee’s obligations hereunder, Lessee agrees to make such reasonable non‐monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.
45.Waiver of Jury Trial. TO THE FULLEST EXTENT PERMITTED BY LAW, THE PARTIES HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING INVOLVING THE PROPERTY OR ARISING OUT OF THIS AGREEMENT. THE PARTIES KNOWINGLY AND IRREVOCABLY WAIVE THEIR RESPECTIVE RIGHTS TO TRIAL BY JURY IN ANY ACTION TO RESOLVE ANY DISPUTE RELATING TO OR ARISING OUT OF THIS LEASE OR ANY PART THEREOF; AND IN CONNECTION WITH THIS LEASE, EACH OF LESSOR AND LESSEE REPRESENTS THAT IT HAS DISCUSSED SUCH WAIVER WITH ITS OWN INDEPENDENT COUNSEL AND HAS RELIED ON ADVICE OF ITS COUNSEL AND MAKES SUCH WAIVER KNOWINGLY AND VOLUNTARILY.
46.Arbitration of Disputes. An Addendum requiring the Arbitration of all disputes between the Parties and/or Brokers arising out of this Lease is not attached to this Lease.
47.Accessibility; Americans with Disabilities Act.
(a)The Premises have not undergone an inspection by a Certified Access Specialist (CASp). Note: A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction‐related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises. Lessor hereby waives its right, if any, to require the Premises undergo a CASp inspection.
(b)Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee’s specific use of the Premises, Lessor makes no warranty or

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee’s use of the Premises requires modifications or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modifications and/or additions at Lessee’s expense.
48.Rent Adjustments. The Base Rent shall be increased on each annual anniversary of the Commencement Date by an amount equal to three percent (3%).
49.Options to Extend. Lessor hereby grants to Lessee the option to extend the term of this Lease for two (2) additional five (5) year periods commencing when the prior term expires upon each and all of the following terms and conditions:
(i)In order to exercise an option to extend, Lessee must give written notice of such election to Lessor and Lessor must receive the same at least 6 but not more than 12 months prior to the date that the option period would commence, time being of the essence. If proper notification of the exercise of an option is not given and/or received, such option shall automatically expire. Options (if there are more than one) may only be exercised consecutively.
(ii)The provisions of Paragraph 37, including those relating to Lessee’s Default set forth in Paragraph 37.4 of this Lease, are conditions of this option.
(iii)Except for the provisions of this Lease granting an option or options to extend the term, all of the terms and conditions of this Lease except where specifically modified by this option shall apply.
(iv)The monthly rent for each month of the option period shall be calculated as follows: Base Rent shall be increased on the first day of the option period (the “Option Commencement Date”), and shall increase on each annual anniversary of the Option Commencement Date by the greater of: (i) [***] percent ([***]%) or (ii) the increase, if any, in the Consumer Price Index of the Bureau of Labor Statistics of the United States Department of Labor, US City Average (1982-84=100), for All Urban Consumers (CPI-U), Not Seasonally Adjusted.
50.Agreed Use. Notwithstanding anything herein or in the Lease to the contrary, Lessor acknowledges that Lessee’s Agreed Use is, at the time of the execution of this Lease, a violation of United States Code and federal law, and Lessor agrees that this violation shall not, on that basis alone, cause Lessee to forfeit the Premises or otherwise be in default or breach of this Lease. In the event of any change in license, law or regulatory posture concerning the Agreed Use, Lessor shall cooperate in good faith with Lessee and shall approve any changes in Lessee’s Agreed Use that may be required to comply with any such change in law or policy.
51.Filming. Lessor agrees that Lessee may authorize the use of the Premises for filming of motion pictures, television tapes or films, commercials, videos, documentaries, commentaries, and any and all other still, electronic and other image capture purposes (collectively, “Filming”). Lessor agrees that any Filming may be performed during, before or after normal business hours. Upon Lessee’s written request, Lessor shall execute such documentation required in connection with such Filming, including, without limitation, executing releases required by third parties filming on the Premises. All such third parties Filming on the Premises shall provide a certificate of insurance naming both Lessor and Lessee as an additional insured.
52.Change in Laws. Lessee, at its sole expense, shall comply with all laws, rules, orders and regulations of federal, state, county, and municipal authorities, and with any direction of any public officers pursuant to law, which impose any duty upon Lessor or Lessee with respect to the Premises, including any laws, rules, orders, regulations, and directions as shall hereafter be promulgated, provided however that, except as provided in the last sentence of this Paragraph, Lessee shall not be required to comply with federal law regarding cannabis / marijuana. The parties also acknowledge that under federal law, the production, distribution and sale of cannabis remains a violation of the Controlled Substances Act and that, as between Lessor and Lessee, the risk of enforcement of such law is on Lessee, and that no such enforcement shall act to relieve the Lessee of its obligations under this Lease. Lessee shall indemnify, defend and hold harmless Lessor and all managers and members of Lessor and any person or entity which has a direct or indirect interest in the Lessor and any agent of Lessor and any person or entity which has a

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

direct or indirect interest in Lessor from and against any and all losses, liabilities, claims and damages arising out of or resulting from the enforcement of such federal law.
53.Signage. Lessee shall have the right to install its standard signage on exterior of the front and, if possible, side of Premises. Said signage shall be at Lessee’s sole cost and expense in accordance with city ordinances, and subject to Lessor’s approval, the latter of which shall not be unreasonably withheld or delayed.
54.Invalidity of Particular Provisions. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.
55.REIT/UBTI. The Lessor and the Lessee hereby agree that it is their intent that all Rent and charges payable to the Lessor under this Lease shall qualify as “rents from real property” within the meaning of Sections 512(b)(3) and 856(d) of the Internal Revenue Code of 1986, as amended, (the “Code”) and the U.S. Department of the Treasury Regulations promulgated thereunder (the “Regulations”). In the event that (i) the Code or the Regulations, or interpretations thereof by the Internal Revenue Service contained in revenue rulings or other similar public pronouncements, shall be changed so that any Rent or charges no longer so qualifies as “rent from real property” for purposes of either said Section 512(b)(3) or Section 856(d) or (ii) the Lessor, in its sole discretion, determines that there is any risk that all or part of any Rent or charges shall not qualify as “rents from real property” for the purposes of either said Sections 512(b)(3) or 856(d), such Rent and charges shall be adjusted in such manner as the Lessor may reasonably require so that it will so qualify; provided, however, that any adjustments required pursuant to this Paragraph shall be made so as to produce the equivalent (in economic terms) Rent and charges as payable prior to such adjustment. The parties agree to execute such further commercially reasonable instrument as may reasonably be required by the Lessor in order to give effect to the foregoing provisions of this Paragraph 55.
Without limitation of the foregoing and notwithstanding anything contained in this Lease to the contrary, if a sublease, concession or license of all or any portion of the Premises is permitted under this Lease, the provisions of this Paragraph 55 shall continue to apply provided however that the foregoing shall not limit Lessee’s right to assign or sublease pursuant to the terms of this Lease including but not limited to the right to make Permitted Transfers.
As an inducement to Lessor to enter into this Lease, Lessee hereby represents and warrants that: (i) Lessee is not, nor is it owned or controlled directly or indirectly by, any person, group, entity or nation named on any list issued by the Office of Foreign Assets Control of the United States Department of the Treasury (“OFAC”) pursuant to Executive Order 13224 or any similar list or any law, order, rule or regulation or any Executive Order of the President of the United States as a terrorist, “Specially Designated National and Blocked Person” or other banned or blocked person (any such person, group, entity or nation being hereinafter referred to as a “Prohibited Person”); (ii) Lessee is not (nor is it owned, controlled, directly or indirectly, by any person, group, entity or nation which is) acting directly or indirectly for or on behalf of any Prohibited Person; and (iii) from and after the effective date of the above-referenced Executive Order, Lessee (and any person, group, or entity which Lessee controls, directly or indirectly) has not conducted nor will conduct business nor has engaged nor will engage in any transaction or dealing with any Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation, including without limitation any assignment of this Lease or any subletting of all or any portion of the Premises or the making or receiving of any contribution of funds, goods or services to or for the benefit of a Prohibited Person in violation of the U.S. Patriot Act or any OFAC rule or regulation. In connection with the foregoing, it is expressly understood and agreed that (x) any breach by Lessee of the foregoing representations and warranties shall be deemed a Breach by Lessee, and (y) the representations and warranties contained in this subsection shall be continuing in nature and shall survive the expiration or earlier termination of this Lease. At Lessor’s request Lessee shall furnish to Lessor evidence confirming the representations in this Paragraph.
It is understood and agreed that the Lessor shall in no event be construed or held to be a partner or associate of the Lessee in the conduct of the Lessee’s business, nor shall the Lessor be liable for any debts incurred by the Lessee in the conduct of the Lessee’s business; but it is understood and agreed that the relationship is and at all times shall remain that of Lessor and Lessee.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

56.No Brokers. Lessor and Lessee each represent and warrant to the other that no brokers were involved in the negotiation of this Lease and that no brokers are owed any commission in connection herewith.
57.Confidentiality. Lessor and Lessee agree that the final terms and conditions of this Lease and any financial information provided Lessee shall be kept confidential and shall not be disclosed to any other person or entity other than to Lessor’s property managers or to Lessor’s or Lessee’s lenders, partners, attorneys, accountants or prospective buyers of the Premises or investors, provided the Lessor and Lessee shall be responsible for ensuring the parties to whom each makes disclosure shall maintain the confidentiality of the terms contained herein as if said parties were signatories to this Lease and in any litigation between Lessor and Lessee or then required by judicial or governmental order. The foregoing shall not prohibit the publicizing of the transaction contemplated by this Lease, provided that the material economic terms (for example, the monthly Base Rent and any economic incentives) are not disclosed.
58.Access. Subject to casualty, Lessee shall have access to the Premises twenty‐four (24) hours per day, seven (7) days per week during the Lease term.
59.Lease Contingent on Lessor Purchase. For avoidance of doubt, the parties agree that notwithstanding Lessee’s signature and delivery of this Lease, the Lease shall not be effective unless and until Lessor acquires ownership of the Premises pursuant to the Purchase and Sale Agreement dated July __, 2019 by and between Lessor, as Buyer, and HealthCentral Illinois Holdings, LLC, as Seller, as more fully set forth in Paragraph 1.3, and Base Rent shall be equitably pro-rated until such time as Lessor acquires ownership of the entire Premises.
60.Maintenance of and Compliance with License. Lessee shall at all times maintain in full force and effect and comply with all terms and conditions of all licenses and permits required to operate the Premises for the Agreed Use (collectively, the “License”). If Lessee at any time during the Lease term receives written notice of (i) termination of the License, (ii) noncompliance with a requirement of the License, (iii) a violation of the License, or (iv) any similar written notice from the authority having jurisdiction over the License (each, a “Threatened Action”), then Lessee shall immediately notify Lessor in writing and Lessee shall, within five (5) business days of receipt of written notice of a Threatened Action (or such sooner period as required by such written notice), cure any termination, noncompliance, or violation of the License, and take all other steps required to avoid the Threatened Action. If Lessee fails, in Lessor’s reasonable judgment, to take all steps necessary to avoid the Threatened Action within said five (5) business day period (or sooner as set forth above), then such failure by Lessee shall be deemed a Default under the Lease and Lessor may, without limiting Lessor’s other remedies pursuant to this Lease or otherwise available at law or in equity: (x) terminate this Lease upon thirty (30) days’ written notice to Lessee (or such sooner period as may be required to avoid the Threatened Action), and/or (y) take all steps that Lessor deems reasonably required to preserve the License and to avoid the Threatened Action, including but not limited to requiring Lessee to transfer the Lease and/or the License to Lessor or a third party designated by Lessor.
61.Operating Costs.
(a)In addition to the Base Rent and other charges prescribed in this Lease, Lessee shall pay to Lessor, as Additional Rent required pursuant to this Lease, the cost of any kind which may be incurred by Lessor in its discretion in connection with the operation, cleaning, maintenance, ownership, management, repair and replacement of the Premises (collectively, the "Operating Costs"), including, without limitation, all costs of the following: lighting, painting, cleaning, policing, inspecting, repairing, replacing elements in the Premises; trash removal; insect and pest treatments and eradication; roof repairs and maintenance; environmental protection improvements or devices and health and safety improvements and devices which may be required by applicable laws (including the maintenance, repair and replacement of same); premiums and related expenses to obtain and maintain the policies of insurance required by this Lease; environmental monitoring programs and devices, wages and salaries of all employees, agents, consultants and others engaged in operation, cleaning, maintenance, repair, and replacement of the Premises; charges and assessments paid by Lessor pursuant to any owner's association, reciprocal easement, covenants or comparable document affecting the Premises, any fees which Lessor pays for the management or asset management of the Premises, an allowance for Lessor's administrative or overhead costs, in the amount of [***] percent ([***]%) of the total of all other Operating Costs; utilities, snow and ice removal; monthly amortization of capital improvements to the Premises (the monthly amortization of any given capital improvement shall be the sum

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

of (a) the quotient obtained by dividing the cost of the capital improvement by Lessor's estimate of the number of months of useful life of such improvement plus (b) an amount equal to the cost of the capital improvement times the lesser of (y) a rate not to exceed [***]% per annum and (z) the maximum annual interest rate permitted by law); the cost of resurfacing and restriping parking areas and roadways; reasonable reserves for any of the foregoing or any other Operating Costs; any other item stated in this Lease to be an Operating Cost. In addition, Lessor and Lessee agree that all costs incurred by Lessor with respect to all sewer (including septic systems, if applicable) and water lines and other equipment (including maintenance, repair and replacement of same), fire-protection equipment and devices (including maintenance, repair and replacement of same), exterior painting and for roof and canopy maintenance, repair and replacement shall be included as Operating Costs pursuant to this Paragraph 61. With regard to capital expenditures, (i) the original investment in capital improvements, i.e., upon the initial construction of the Premises, shall not be included, and (ii) capital improvements made either before or during the Lease term shall be included to the extent of a reasonable depreciation or amortization (including interest accruals commensurate with Lessor's interest costs) beginning with the date on which payment for the improvement was made and continuing through the reasonable useful life of the improvement.
(b)Lessee shall make payment to Lessor for Operating Costs based upon the estimated annual cost of Operating Costs, payable in advance at the same time each month as Base Rent is payable, but subject to adjustment after the end of the year on the basis of the actual costs for such year as provided for under Paragraph 4. Alternatively, Lessee shall, at Lessor's option, make payments to Lessor for Operating Costs on demand at intervals not more frequently than monthly. In addition, if either before or during the Lease term Lessor in its discretion elects to amortize a non-capital expense instead of charging it in full during the year in which it is incurred by Lessor, then such expense shall be amortized (with interest accruals commensurate with Lessor's interest costs) beginning with the date on which payment for the expense was made and continuing through the amortization period. With regard to the charges contemplated in this Paragraph 61, Lessee further agrees that unless within thirty (30) days after Lessor's delivery to Lessee of an assessment and/or statement related to any such charges, Lessee delivers to Lessor a written assertion of one or more specific errors or a written request for further detail regarding a specific charge, then the assessment and/or statement shall be deemed correct in all respects. In addition, Lessee further agrees that if it so asserts error or requests further information within such thirty (30) day period, Lessee will nevertheless pay all amounts charged by Lessor pending a resolution thereof.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:
1.SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.
2.RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE’S INTENDED USE.
[END OF THIS PAGE; SIGNATURE PAGE FOLLOWS]

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

The parties hereto have executed this Lease at the place and on the dates specified below their respective signatures.

LESSOR:

LCR 1014 EASTPORT PLAZA, LLC
a Delaware limited liability company

By:	Le Cirque Rouge, LP, a Delaware limited partnership
Its:	Sole Member

	By:	Treehouse Real Estate Investment Trust, Inc., a Maryland corporation
	Its:	General Partner

		By:	/s/ Christopher Ganan
		Name:	Christopher Ganan
		Title:	Chief Executive Officer and President

LESSEE:

HEALTHCENTRAL ILLINOIS HOLDINGS, LLC, an Illinois limited liability company

By:	/s/ Abner Kurtin
Name:	Abner Kurtin
Title:	Manager

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

GUARANTY OF LEASE
THIS GUARANTY OF LEASE (“Guaranty”) is entered into as of July 5, 2019, by Ascend Wellness Holdings, LLC, an Illinois limited liability company (“Guarantor”), for the benefit of LCR 1014 EASTPORT PLAZA, LLC (“Lessor”), with reference to the following facts:
Lessor and HealthCentral Illinois Holdings, LLC (“Lessee”), have entered or will enter into a lease of even date herewith (the “Lease”). Capitalized terms used but not otherwise defined herein shall have the same meaning ascribed to them in the Lease.
By its covenants herein set forth, Guarantor has induced Lessor to enter into the Lease, which was made and entered into in consideration for Guarantor’s said covenants.
Subject to the terms set forth herein, Guarantor unconditionally guarantees, without deduction by reason of setoff, defense or counterclaim, to Lessor and its successors and assigns the full and punctual payment (and not merely the collectability), performance and observance by Lessee, of all of the amounts, terms, covenants and conditions in the Lease contained on Lessee’s part to be paid, kept, performed and observed. Notwithstanding the foregoing, in no event shall the scope of Guarantor’s obligations exceed Lessee’s obligations under the Lease except to the extent Lessee is relieved of any such obligation by reason of any bankruptcy or other like filing or order.
If Lessee shall at any time default in the punctual payment, performance and observance of any of the amounts, terms, covenants or conditions in the Lease contained on Lessee’s part to be paid, kept, performed and observed (after applicable notice and cure period), Guarantor will pay, keep, perform and observe same, as the case may be, in the place and stead of Lessee. Guarantor shall also pay to Lessor all reasonable and necessary incidental damages and expenses incurred by Lessor as a direct and proximate result of Lessee’s failure to perform, which expenses shall include reasonable attorneys’ fees and interest on all sums due and owing Lessor by reason of Lessee’s failure to pay same, at the maximum rate allowed by law.
Any act of Lessor, or its successors or assigns, consisting of a waiver of any of the terms or conditions of the Lease, the giving of any consent to any matter or thing relating to the Lease, or the granting of any indulgence or extension of time to Lessee may be done without notice to Guarantor and without releasing Guarantor from any of its obligations hereunder.
The obligations of Guarantor hereunder shall not be released by Lessor’s receipt, application or release of any security given for the performance and observance of any covenant or condition in the Lease contained on Lessee’s part to be performed or observed, nor by any modification of the Lease, regardless of whether Guarantor consents thereto or receives notice thereof.
The liability of Guarantor hereunder shall in no way be affected by: (a) the release or discharge of Lessee in any creditor’s, receivership, bankruptcy or other proceeding; (b) the impairment, limitation or modification of the liability of Lessee or the estate of Lessee in bankruptcy, or of any remedy for the enforcement of Lessee’s liability under the Lease resulting from the operation of any present or future provision of the Federal Bankruptcy Code or other statutes or from the decision of any court; (c) the rejection or disaffirmance of the Lease in any such proceedings; (d) the assignment or transfer of the Lease by Lessee; (e) any disability or other defense of Lessee; (f) the cessation from any cause whatever of the liability of Lessee; (g) the exercise by Lessor of any of its rights or remedies reserved under the Lease or by law; or (h) any termination of the Lease.
If Lessee shall become insolvent or be adjudicated bankrupt, whether by voluntary or involuntary petition, if any bankruptcy action involving Lessee shall be commenced or filed, if a petition for reorganization, arrangement or similar relief shall be filed against Lessee, or if a receiver of any part of Lessee’s property or assets shall be appointed by any court, Guarantor shall pay to Lessor the amount of all accrued, unpaid and accruing rent and other charges due under the Lease and all principal and interest and other charges under to the date when the debtor-in- possession, the trustee or administrator accepts the Lease and commences paying same. At the option of Lessor, Guarantor shall either: (a) pay Lessor an amount equal to the rent and other charges which would have been payable for the unexpired portion of the Lease term reduced to present-day value; or (b) execute and deliver to Lessor a new lease for the balance of the Lease term with the same terms and conditions as the Lease, but with Guarantor as

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Lessee thereunder. Any operation of any present or future debtor’s relief act or similar act, or law or decision of any court, shall in no way affect the obligations of Guarantor or Lessee to perform any of the terms, covenants or conditions of the Lease or of this Guaranty.
Guarantor may be joined in any action against Lessee in connection with the obligations of Lessee under the Lease and recovery may be had against Guarantor in any such action. Lessor may enforce the obligations of Guarantor hereunder without first taking any action whatever against Lessee or its successors and assigns, or pursuing any other remedy or applying any security it may hold.
Until all of the covenants and conditions in the Lease on Lessee’s part to be performed and observed are fully performed and observed, Guarantor: (a) shall have no right of subrogation against Lessee by reason of any payment or performance by Guarantor hereunder; and (b) subordinates any liability or indebtedness of Lessee now or hereafter held by Guarantor to the obligations of Lessee to Lessor under the Lease.
This Guaranty shall apply to the Lease, any extension, renewal, modification or amendment thereof, to any assignment, subletting or other tenancy thereunder and to any holdover term following the Lease term granted under the Lease, or any extension or renewal thereof. Notwithstanding anything in this Guaranty to the contrary, in the event Lessee assigns the Lease or subleases the Premises in accordance with the provisions of the Lease to a third party which is not an entity controlling or controlled by or under common control with Lessee or Guarantor (a “Third Party Assignee”) then (a) the undersigned shall not be responsible for any incremental increase in Rent or other obligation under the Lease or for or during any extension of the Lease term resulting from an amendment to the Lease between Lessor and such Third Party Assignee which provides for an increase in Rent or other obligation due under the Lease or an extension of the Lease term or for any exercise of any option to extend the Lease term which may be exercised by said Third Party Assignee, unless Guarantor shall have consented in writing to such increase in Rent or other obligation or extension of Lease term; and (b) as a condition to the undersigned’s liabilities under this Guaranty, Lessor shall be required to deliver written notice of any defaults by Lessee or the Third Party Assignee to Guarantor and Guarantor shall have the right to cure same within the time period provided in the Lease.
In the event of any litigation between Guarantor and Lessor with respect to the subject matter hereof, the unsuccessful party in such litigation shall pay to the successful party all fees, costs and expenses thereof, including reasonable attorneys’ fees and expenses.
If there is more than one undersigned Guarantor, (a) the term “Guarantor”, as used herein, shall include all of the undersigned; (b) each provision of this Guaranty shall be binding on each one of the undersigned, who shall be jointly and severally liable hereunder; and (c) Lessor shall have the right to join one or all of them in any proceeding or to proceed against them in any order.
Within fifteen (15) days after Lessor’s written request (which requests may not be made more than once per calendar year), Guarantor shall furnish Lessor with financial statements or other reasonable financial information reflecting Guarantor’s current financial condition, certified by Guarantor or its financial officer. If Guarantor is a publicly-traded corporation, delivery of Guarantor’s last published financial information shall be satisfactory for purposes of this Paragraph.
This instrument constitutes the entire agreement between Lessor and Guarantor with respect to the subject matter hereof, superseding all prior oral and written agreements and understandings with respect thereto. It may not be changed, modified, discharged or terminated orally or in any manner other than by an agreement in writing signed by Guarantor and Lessor.
This Guaranty shall be governed by and construed in accordance with the laws of the State of Illinois.
Every notice, demand or request (collectively “Notice”) required hereunder or by law to be given by either party to the other shall be in writing. Notices shall be given by personal service or by United States certified or registered mail, postage prepaid, return receipt requested, or by telegram, mailgram or same-day or overnight private courier, addressed to the party to be served at the address indicated below or such other address as the party to be served may from time to time designate in a Notice to the other party.

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.

Any action to declare or enforce any right or obligation under the Lease may be commenced by Lessor in the state courts of the State of Illinois. Guarantor hereby consents to the jurisdiction of such Court for such purposes. Any notice, complaint or legal process so delivered shall constitute adequate notice and service of process for all purposes and shall subject Guarantor to the jurisdiction of such Court for purposes of adjudicating any matter related to this Guaranty. Lessor and Guarantor hereby waive their respective rights to trial by jury of any cause of action, claim, counterclaim or cross-complaint in any action, proceeding and/or hearing brought by either Lessor against Guarantor or Guarantor against Lessor on any matter whatever arising out of, or in any way connected with, the Lease, or this Guaranty.
This Guaranty may be assigned in whole or part by Lessor upon written notice to Guarantor, but it may not be assigned by Guarantor without Lessor’s prior written consent, which may be withheld in Lessor’s sole and absolute discretion.
The terms and provisions of this Guaranty shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.
IN WITNESS WHEREOF, Guarantor has executed this Guaranty as of the date first above written.

“GUARANTOR”

Ascend Wellness Holdings, LLC, a Delaware limited liability company

By:	AGP Partners, LLC, its Managing Member

By:	/s/ Abner Kurtin
Name:	Abner Kurtin
Title:	Manager

Certain identified information has been omitted from this exhibit because it is not material and would likely cause competitive harm to the registrant if publicly disclosed. [***] indicates that information has been omitted.